UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2022

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TENABLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38600	47-5580846
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6100 Merriweather Drive, Columbia, Maryland 21044
(Address of principal executive offices, including zip code)

(410) 872-0555
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation of Certain Officers.
(e) Grant of Performance-Based Restricted Stock Units under 2018 Equity Incentive Plan
On February 23, 2022, the Compensation Committee of the Board of Directors (the “Committee”) of Tenable Holdings, Inc. (the “Company”) approved the form of award agreement for performance-based restricted stock unit awards (“PRSUs”) that may be granted under Company’s 2018 Equity Incentive Plan (the “2018 Plan”). On February 23, 2022, the Committee also granted PRSUs to the Company’s principal executive officer, principal financial officer and other named executive officer, designated the performance goals applicable to the PRSUs and specified a vesting schedule for the PRSUs. The amount of the PRSU awards for each of the executives is set forth in the table below. The PRSUs were approved with a specified dollar value and were converted to an equivalent number of shares of common stock based on the closing price of the common stock on the grant date, rounded down to the nearest whole share.

Officer	Title	Target Award
Amit Yoran	Chief Executive Officer and Chairman of the Board of Directors	$2,250,000
Stephen A. Vintz	Chief Financial Officer	$1,275,000
Stephen A. Riddick	General Counsel and Corporate Secretary	$625,000
The PRSUs must satisfy both a performance-based requirement and a service-based requirement to vest. Each PRSUs will be deemed to be vested on the first date that both the performance-based requirement and service-based requirement is satisfied with respect to the PRSU.
Performance-Based Requirement
The number of PRSUs that will satisfy the performance-based requirement for each executive will be based on the level of achievement of the performance goals during the 2022 calendar year. The performance goals include achievement of a global bookings target for 2022, weighted at 33.33%, and achievement of a revenue plus free cash flow target for 2022 weighted at 66.67%. The weighted number of PRSUs that may satisfy each applicable performance goal varies from 50% of the PRSUs at 75% achievement of the applicable target performance goal, up to 200% of the PRSUs at 125% or greater achievement of the target performance goal. The actual PRSUs that satisfy each performance goal will be determined by linear interpolation. The performance-based requirement may only be satisfied if the executive remains in continuous service through the date the Committee certifies performance for the 2022 calendar year.
Upon a change control of the Company and subject to the executive’s continuous service through the date of the change in control or involuntary termination of employment without cause or for good reason at any time between the date a definitive agreement providing for a change in control is entered into and on or before the closing of a change in control, the target number of PRSUs will be deemed to have satisfied the performance-based requirement.
Service-Based Requirement
The PRSUs that satisfy the performance-based requirement are subject to a four year service-based vesting requirement, with 25% eligible to satisfy the service-based requirement on the first anniversary of the grant date, and the remaining 75% of the PRSUs eligible to satisfy the service-based requirement in twelve quarterly installments over the following three years, subject to the executive’s continuous service through each date.
If the PRSUs are assumed, continued, or substituted for by the acquiror in a change in control, the PRSUs that satisfied the performance-based requirement will continue to be eligible to satisfy the service-based condition over the service-based vesting term, but will be subject to double-trigger vesting acceleration in the event of an involuntary termination of service without cause or for a good reason event prior to a vesting date. If the PRSUs are not assumed, continued, or substituted for by the acquiror in a change in control, or if the executive is involuntarily terminated without cause or for good reason at any time between the date a definitive agreement providing for a change in control is entered into and on or before the closing of a change in control, then any remaining PRSUs that are deemed to have satisfied the performance-based requirement but have not yet satisfied the service-based requirement will be deemed to have satisfied the service-based requirement as of the closing of the change in control.

The description of the PRSUs contained herein is a summary of the material terms of the PRSUs, does not purport to be complete, and is qualified in its entirety by reference to the form of performance-based restricted stock unit agreement for grants under the 2018 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description
10.1*	Form of Performance Restricted Stock Unit Grant Notice and Agreement
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	The cover page from Tenable's 8-K filed on February 28, 2022, formatted in Inline XBRL.
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(*)    Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules or similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TENABLE HOLDINGS, INC.

Date:	February 28, 2022	By:	/s/ Stephen A. Riddick
Stephen A. Riddick
General Counsel and Corporate Secretary